SPECIAL MEETING
OF SHAREHOLDERS

Evergreen VA Core Bond Fund

On April 15, 2010, a Special Meeting
of Shareholders for the Fund was held
to consider
the following proposal. The results of
the proposal are indicated below.
Proposal 1  To consider and act upon a
 new sub-advisory agreement with Wells
Capital Management Inc.
Net assets voted For $3,258,698
Net assets voted Against $ 100,545
Net assets voted Abstain $ 234,678

On June 8, 2010, a Special Meeting of
Shareholders for the Fund was held to
consider the
following proposal. The results of the
proposal are indicated below.
Proposal 1  To approve the proposed
reorganization of the Fund into Wells Fargo
Advantage VT Total Return Bond Fund,
a series of Wells Fargo Variable Trust, a Delaware statutory trust.

Net assets voted For $27,455,649
Net assets voted Against $ 1,212,255
Net assets voted Abstain $ 1,325,535


Evergreen VA Fundamental Large Cap Fund
SPECIAL MEETING OF SHAREHOLDERS
On June 8, 2010, a Special Meeting of
Shareholders for the Fund was held to
consider the
following proposal. The results of the
 proposal are indicated below.
Proposal 1  The proposed reorganization
of the Fund into Wells Fargo Advantage VT
Core Equity Fund, which is a new series
of Wells Fargo Variable Trust, a Delaware statutory trust:
Net assets voted For $103,260,125
Net assets voted Against $ 4,864,204
Net assets voted Abstain $ 6,062,927


Evergreen VA Growth Fund
SPECIAL MEETING OF SHAREHOLDERS
On June 8, 2010, a Special Meeting of
 Shareholders for the Fund was held to
consider the
following proposal. The results of the
proposal are indicated below.
Proposal 1  The proposed reorganization
 of the Fund into Wells Fargo Advantage VT
Small Cap Growth Fund, a series of Wells
Fargo Funds Trust, a Delaware statutory trust:
Net assets voted For $35,947,587
Net assets voted Against $ 1,522,748
Net assets voted Abstain $ 2,519,955



Evergreen VA International Fund
SPECIAL MEETING OF SHAREHOLDERS
On June 8, 2010, a Special Meeting of
 Shareholders for the Fund was held to
 consider the
following proposals. The results of the
 proposal are indicated below.
Proposal 1  To approve the proposed
 reorganization of the Fund into Wells
 Fargo
Advantage VT International Equity Fund
 a series of Wells Fargo Variable Trust, a Delaware statutory trust:
Net assets voted For $858,687,644
Net assets voted Against $ 35,537,282
Net assets voted Abstain $ 58,373,795


Evergreen VA Omega Fund

SPECIAL MEETING OF SHAREHOLDERS
On June 18, 2010, a Special Meeting of
 Shareholders for the Fund was held to
 consider
the following proposal. The results of
 the proposal are indicated below.
Proposal 1  The proposed reorganization
of the Fund into Wells Fargo Advantage
VT Omega Growth Fund, which is a new
series of Wells Fargo Variable Trust, a Delaware statutory trust:
Net assets voted For $70,251,624
Net assets voted Against $ 2,905,271
Net assets voted Abstain $ 5,662,451


Evergreen VA Special Values Fund
SPECIAL MEETING OF SHAREHOLDERS
On June 8, 2010, a Special Meeting of
Shareholders for the Fund was held to
consider the
following proposal. The results of the
 proposal are indicated below.
Proposal 1  The proposed reorganization
 of the Fund into Wells Fargo Advantage
 VT
Small Cap Value Fund, a series of Wells
Fargo Variable Trust, a Delaware statutory trust:
Net assets voted For $59,945,634
Net assets voted Against $ 1,621,736
Net assets voted Abstain $ 2,941,753